UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 2007

                              DHB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                  001-13112                  11-3129361
________________________  ________________________  ____________________________
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                              Number)

     2102 SW 2ND STREET, POMPANO BEACH, FLORIDA           33069
    ____________________________________________       __________
      (Address of principal executive office)          (Zip Code)

                                 (954) 630-0900
          ______________________________________________________________
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         ______________________________________________________________
                 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         (b)

         Effective on February 28, 2007, Cary Chasin and Gary Nadelman resigned as directors of DHB Industries Inc. (the "Company").

         (d)

         Effective on March 1, 2007, the Board of Directors of the Company appointed Lieutenant General (retired) Martin R. Berndt and Suzanne M. Hopgood as directors of the Company.

         General Martin R. Berndt retired from the U.S. Marine Corps in 2005, after more than 36 years of service. He commanded U.S. Marine Corps Forces Atlantic, South and Europe; U.S. Marine Corps Bases, Atlantic; and U.S. Fleet Marine Forces, Atlantic and Europe. General Berndt was commissioned a Second Lieutenant in the Marine Corps upon graduation from West Chester University in 1969. Early in his career, he served in Vietnam and held various positions with the U.S. Marine Corps including Commanding Officer of Headquarters and Maintenance Squadron 26, political-military planner with the Office of the Joint Chiefs of Staff and Executive Officer of Marine Forces Panama. Between 1990 and 1995, he served as a Middle East/Africa planner and U.S. Military Liaison to the West Africa Peacekeeping Force in Liberia, as the Assistant Chief of Staff of Headquarters, U.S. European Command in Stuttgart, Germany, as the Officer-in-Charge, II MEF Special Operations Training Group and as the commander of the 24th Marine Expeditionary Unit. He then served as the Deputy Commander, Marine Forces Atlantic, the Director of Joint Training at USACOM, the Commander of the Joint Warfighting Center and as Deputy Commanding General, Marine Corps Combat Development Command in Quantico Virginia. In 2000 he assumed command of the 2nd Marine Expeditionary Force for two years prior to his final active duty assignment.

         General Berndt currently serves as a Senior Mentor for the U.S. Marine Corps Staff Training Program and in a similar capacity for Joint Forces Command. He serves as a member of "CorpStrategy" team under the sponsorship of the Institute for Defense and Business, UNC Chapel Hill and is a member of the Onslow County Military Affairs Committee. He serves as a Board member for the Governor's North Carolina Military Foundation and a privately owned company in Northern Virginia.

         General Berndt is expected to serve on the Board's Nominating and Governance Committee.

         Suzanne Hopgood is the President and CEO of The Hopgood Group, a business and workout consulting firm she founded in 1985. Ms. Hopgood is a financial expert who has served on the boards of four public companies and as Chairman of the Board for two companies. She helped guide a variety of companies through very difficult business, financial and legal challenges and crises, serving as a turnaround CEO, Chairman of the Board, Chair of public company executive, nominating, governance, and audit committees as well as a member of

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strategic  planning,  compensation,  and  CEO  search  committees.  Ms.  Hopgood currently serves on the Board of Acadia Realty Trust (NYSE:AKR), where she is also Chair of the Nominating and Governance Committee and a member of the Audit Committee.

         Ms. Hopgood is a member of the teaching faculty of the National Association Corporate Directors ("NACD") and also serves as President/Chair of the Connecticut chapter of the NACD. She has been an active educator, facilitator and mediator for boards of a wide variety of public and private companies on behalf of the NACD. She also is an author and frequent speaker on corporate governance issues, and co-wrote the award-winning "BOARD LEADERSHIP FOR THE COMPANY IN CRISIS". Prior to founding The Hopgood Group, Ms. Hopgood was responsible for a $1 billion equity real estate portfolio for Aetna Realty Investors, a subsidiary of Aetna. She received a Bachelors of Science in business administration from the University of New Hampshire.

         Ms. Hopgood is expected to serve as Chair of the Board's Governance Committee and as a member of the Audit Committee.

         Each of Mr. Berndt and Ms. Hopgood will be entitled to participate in the Company's non-employee director compensation arrangements, which were previously disclosed in the Company's Form 8-K filed on November 16, 2006. For the fiscal year ending December 31, 2007, their participation in these compensation arrangements will be on a pro rata basis commencing on March 1, 2007.

         Giving effect to these appointments, the Audit Committee consists of Jack Henry (Chair), Maurice J. Hannigan and Suzanne Hopgood; the Compensation Committee consists of David Bell (Chair), William Campbell and Maurice J.
Hannigan; and the Nominating and Governance Committee consists of Suzanne Hopgood (Chair), Martin Berndt and David Bell.

         Concurrent with the new appointments, the Board of Directors of the Company elected to reduce the size of the Board of Directors from eight to seven members. At present, six members are non-management directors.

         The press release issued by the Company on March 1, 2007 with respect to the changes to its Board of Directors is filed herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d)  Exhibits

         99.1      Press Release, dated March 1, 2007



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              DHB INDUSTRIES, INC.



                              By: /s/ THOMAS C. CANFIELD
                                  ____________________________________
                                  Name: Thomas C. Canfield
                                  Title:  General Counsel & Secretary



Dated:  March 2, 2007


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                                  EXHIBIT INDEX




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99.1     Press Release, dated March 1, 2007.